EXHIBIT 10.1.1

                     AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT


     THIS AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT, is entered into as of October 17, 2000, by and between THORNBURG MORTGAGE, INC., a Maryland corporation (formerly known as Thornburg Mortgage Asset Corporation)(hereinafter referred to as the "Company"), and THORNBURG MORTGAGE ADVISORY CORPORATION, a Delaware corporation (hereinafter referred to as the "Manager"), with respect to the following:

                                    RECITALS

     1. The Company and the Manager have entered into a Management Agreement dated as of July 15, 1999 (the "Management Agreement")(all capitalized terms not defined herein shall be as defined therein). The Management Agreement is for a ten (10) year term subject to an annual determination by the Independent
Directors  as  to  the  reasonableness  of the compensation paid to the Manager;

     2. Section 21 of the Management Agreement provides that the Management Agreement may be amended only by written amendment approved by the Company including by a majority of the Company's Independent Directors and the Manager; and

     3. The Company's Board of Directors duly and unanimously approved this Amendment No. 1 to the Management Agreement on October 17, 2000, to be effective immediately.

     NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     1. Section 7(a) of the Management Agreement shall be deleted in its entirety and replaced with the following, which shall become effective for the month of October 2000:

          (a)     Annual  Base Management Fee.  For services rendered under this
                  ---------------------------
Agreement, the Company shall pay to the Manager, an annual base management fee based on the Average Net Invested Assets of the Company and its subsidiaries for each year, payable monthly in arrears, as follows:

               (A) 1.15% of the first $300 million of Average Net Invested Assets, plus (B) 0.85% of the portion of Average Net Invested Assets above $300 million, with the percentage factors for each of (A) and (B) subject to increase (but not decrease) as of July of each year, commencing with July, 2001, by any published annual increase for such year over the same month in the previous year in the consumer price index for all urban consumers, U.S. city average (the "Index"), as released by the Bureau of Labor Statistics of the U.S. Department of Labor.

The annual base management fee shall be calculated by the Manager within fifteen
(15) days after the end of each month, and such calculation shall be promptly delivered to the Company. The Company shall pay to the Manager the applicable portion of the annual base management fee payable pursuant to this Section 7(a) for each month within thirty (30) days after the end of each such month. Payments of the applicable portion of the annual base management fee shall be pro rated based on the number of days elapsed during any partial month

     2. Annex A of the Management Agreement is hereby deleted in its entirety and replaced with the following:


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                                  ANNEX  A
                  DEFINITION  OF  "OPERATING  EXPENSES"

          I. The term Operating Expenses means all of the ordinary and necessary operating expenses of the Company and of each subsidiary of the Company of every type including, but not limited to, costs of originating loans directly, acquiring loans through correspondent, bulk or other loan acquisition channels, securitizing, selling, hedging, owning, carrying, servicing and monitoring the servicing or subservicing of, and disposing of the Company's portfolio of mortgage loans, mortgage securities and other assets, including the costs of software and costs of equipment related thereto, and costs of organizing any subsidiary of the Company, costs of issuing, servicing, paying dividends or interest on, selling or reacquiring any instrument or security or mortgage asset (whether or not a security), costs preparatory to entering into a business or activity, costs of winding up or disposing of a business or activity, interest, points, fees, finance costs, costs of maintaining compliance with governmental requirements of any type, taxes, losses, bad debts of any type, in each case incurred by or on behalf of the Company or any subsidiary regardless whether such expenses and costs would be treated as current costs or expenses for tax purposes or under generally accepted accounting principles. Such costs and expenses shall include all compensation costs, equipment and a pro rata portion of overhead expenses of the personnel employed by the Manager, the Company or any subsidiary to perform the foregoing services for the Company and its subsidiaries, other than as set forth in Section II below.

          II. The term "Operating Expenses" of the Company shall not include the following:

               (A) employment expenses of the Manager's personnel who are performing management services for the Manager (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Manager or its Affiliates), other than the expenses of those employee services listed in Section I above; and

               (B) rent, telephone, utilities, and office equipment, furnishings and other office and overhead related expenses of the Manager in connection with those employees providing management services for the Manager.

     2. The Management Agreement, as so amended, is in all respects ratified and affirmed on behalf of the Company by its Board of Directors, including a majority of its Independent Directors and on behalf of the Manager by its Board of Directors.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Management Agreement as of the date first written above.

"Company"                              THORNBURG  MORTGAGE,  INC.
                                       a  Maryland  corporation


                                       By:  /s/  Larry  A.  Goldstone
                                            ---------------------------------
                                            Larry  A.  Goldstone,  President


"Manager"                              THORNBURG  MORTGAGE ADVISORY CORPORATION,
                                       a  Delaware  corporation


                                       By:  /s/  Garrett  Thornburg
                                            --------------------------------
                                            Garrett  Thornburg,  Chairman


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